UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2013
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2013, Virco Mfg. Corporation (the “Company”) entered into a third amendment (the “Amendment”) to the lease agreement pursuant to which the Company leases its office manufacturing and warehouse facility in Torrance, California. The Amendment extends the term of the lease for an additional 60 months through February 29, 2020, and provides for monthly base lease payments that increase after each 12 month period. The monthly base lease payments range from approximately $194,000 per month (which applies for the period from April 1, 2015 to April 30, 2016) to $347,000 per month (which applies for the period from March 1, 2019 to February 29, 2020). The foregoing description of the Amendment is qualified it is entirety by the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit 10.1        Third Amendment to Lease Agreement, entered into as of December 20, 2013, by and between Starboard Distribution Center, LLC, a Delaware limited liability company (“Landlord”), successor in interest to AMB Property, L.P., a Delaware limited partnership and Virco Mfg. Corporation, a Delaware corporation (“Tenant”).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION
Dated: December 20, 2013	By:	/s/ Robert A. Virtue
Robert A. Virtue
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

(d) Exhibit 10.1
Third Amendment to Lease Agreement, entered into as of December 20, 2013, by and between Starboard Distribution Center, LLC, a Delaware limited liability company (“Landlord”), successor in interest to AMB Property, L.P., a Delaware limited partnership and Virco Mfg. Corporation, a Delaware corporation (“Tenant”).